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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                       ORGANIZED
                                                                       UNDER THE        PERCENTAGE
CONSOLIDATED SUBSIDIARIES:                                              LAWS OF         OWNERSHIP
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
    AB Specialty Packaging, Inc.................................       Delaware              90.3%
    A.H. Julius Rohde GmbH......................................        Germany               100%
    Apache Railway Corporation..................................        Arizona               100%
    Atlanta & Saint Andrews Bay Railroad Company................        Florida               100%
    Baie Holdings Limited (NPL).................................        Canada                100%
    Cameo Container Corporation.................................       Illinois               100%
    Cartomills, S.A.............................................        Belgium               100%
    Cartomills France S.A.R.L...................................        France                100%
    Cartonnages Robert Delubac S.A.R.L..........................        France               95.7%
    Cousins Leasing Corporation.................................       New York               100%
    DST Design Service Team GmbH................................        Germany               100%
    Europa Carton AG............................................        Germany               100%
    Eurotrend Gesellschaft Gmbh.................................        Germany               100%
    Gamache Exploration & Mining Co. Ltd (NPL)..................        Canada                100%
    Grundstrucks-Verwaltungsgesellschaft Altona mbh.............        Germany                95%
    IFP Packungsgestaltung GmbH.................................        Germany               100%
    IDENTITY Institute fur Corporate Design GmbH................        Germany               100%
    Leasing-Kontor Fur Investitionsguter GmbH...................        Germany               100%
    Orangeburg Trucking, Inc....................................    South Carolina            100%
    SFI Forest Industries, Inc..................................       Delaware               100%
    Societe Emballages des Cevennes, S.A........................        France               98.8%
    Societe Europeenne de Carton S.A.R.L........................        France                100%
    Southwest Forest Insurance Company, Ltd.....................        Bermuda               100%
    Speditions-Gesellschaft Visurgis mbh........................        Germany               100%
    SSJ Corporation.............................................       Delaware               100%
    Ston Forestal, S.A..........................................      Costa Rica              100%
    Stone Communications Corporation............................       Delaware               100%
    Stone Connecticut Paperboard Properties, Inc................       Delaware               100%
    Stone Container Australia Pty., Ltd.........................       Australia              100%
    Stone Container (Canada), Inc...............................        Canada                100%
    Stone Container (China) Corporation.........................  U.S. Virgin Islands         100%
    Stone Container de Mexico S.A. de C.V.......................        Mexico                100%
    Stone Container Holdings GmbH...............................        Germany               100%
                                                                    British Virgin
    Stone Container International Corporation...................        Islands               100%
    Stone Papers, Inc...........................................       Delaware               100%
    Stone Receivables Corporation...............................       Delaware               100%
    Stone/River House Australian Investments, Inc...............       Delaware               100%
    Stone Venepal (Celgar) Pulp, Inc............................        Canada               90.0%
    Stone-Ven Investments, Inc..................................       Delaware               100%
    Strong-Robinette Bag Company, Inc...........................       Virginia               100%
    Wellpappenwerk Waren GmbH...................................        Germany               100%
    2736551 Canada Inc..........................................        Canada                100%
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                                                                       ORGANIZED
                                                                       UNDER THE        PERCENTAGE
NON-CONSOLIDATED ENTITIES:                                              LAWS OF         OWNERSHIP
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
    Aspamill, Inc...............................................        Canada                 45%
    Associated Paper Mills (Ontario) Limited....................        Canada                 45%
    Bridgewater Paper Company Limited...........................        England              46.6%
    Bridgewater Newsprint Limited...............................        England              46.6%
    Cartonnages MGC S.A.........................................        France                 50%
    C.A. Venezolana de Pulpa y Papel S.A.C.A....................       Venezuela             20.7%
    Cheshire Recycling Limited..................................        England              46.6%
    Compagnie d'Estacades de La Cascapedia, Inc.................        Canada                 50%
    Compagnie de Flottage due St. Maurice Limitee...............        Canada               36.3%
    Estrella de Osa S.A.........................................      Costa Rica               49%
    Financiere Carton Papier....................................        France                 50%
    GfA-Gesellschaft fur Altpapier und Rohstoffe mbh............        Germany              33.3%
    ICO Inc.....................................................        Canada                 42%
    Indupa Vertriebgesellschaft mbh & Co. KG....................        Germany                50%
    Indupa Grundstucksgesellschaft mbh..........................        Germany                50%
    Interstate Packaging Corporation............................       New York                50%
    Laimbeer Packaging Company LLC..............................       Delaware                50%
    L & M Corrugated Container Corporation......................       Illinois                50%
    MacMillan Bathurst..........................................        Canada                 50%
    MacMillan Bathurst, Inc.....................................        Canada                 50%
    Mannkraft Corporation.......................................     Pennsylvania              49%
    Maritime Containers Limited.................................        Canada                 35%
    ORPACK-Stone Corporation....................................       Delaware                49%
    Paper Recycling International, L.P..........................       Delaware                50%
    Paroco Rohstoffverwertung GmbH..............................        Germany                49%
    Produits Forestiers Petit Paris, Inc........................        Canada               23.3%
    Rohstoffhandel Kiel GmbH....................................        Germany              37.5%
    Rosenbloom Group, Inc.......................................        Canada                 45%
    Scieries Saugenay Limitee...................................        Canada               23.3%
    Shanghai Stone Millennium Packaging and Paper Co. Ltd.......         China                 50%
    Stirling Fibre (Holdings) Limited...........................        England              46.6%
    Stirling Fibre Limited......................................        England              46.6%
    Stirling Recycling Limited..................................        England              46.6%
    Stone-Billerud S.A..........................................      Switzerland              50%
    Stone-Consolidated Corporation..............................        Canada               46.6%
    Stone-Consolidated (Europe) S.A.............................        Belgium              46.6%
    Stone-Consolidated (US) Corporation.........................       Delaware              46.6%
    Stone Container (Hong Kong) Limited.........................       Hong Kong               50%
    Stone Container Japan Co., Ltd..............................         Japan                 50%
    Tradepak Internacional S.A. de C.V..........................        Mexico               35.9%
    Trans-Seal Corporation......................................         Japan                 50%
    Venepal-Stone Forestal, S.A.................................       Venezuela               49%
    Vertriebsgesellschaft Rohstoffhandel Kiel GmbH..............        Germany              37.5%
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